Filed Pursuant to Rule 424(b)(5)
Registration No. 333-251915

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 6, 2021)

Shares of Common Stock Having an Aggregate Offering Price of Up to $25,000,000
10,920,445 Shares of Common Stock offered by the Selling Stockholder
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We and Clearlake Capital Partners II (Master), L.P. (the “Selling Stockholder”) have entered into an open market sale agreement (the “sales agreement”) with Jefferies LLC (“Jefferies” or the “sales agent”), relating to shares of our common stock, $0.001 par value per share, or common stock, offered by this prospectus supplement and the accompanying prospectus pursuant to a continuous offering program. In accordance with the terms of the sales agreement, we may from time to time offer and sell shares of common stock having an aggregate offering price of up to $25,000,000 through the sales agent, as our agent. Additionally, the Selling Stockholder may from time to time offer and sell up to 10,920,445 shares of common stock through the sales agent, as the Selling Stockholder’s agent.
We have been advised that the Selling Stockholder may enter into one or more forward sale agreements in respect of the sale of up to 10,920,445 shares of our common stock with Jefferies LLC and/or one of its affiliates (which we refer to in such capacity as the forward counterparty). We have been advised that, in order to hedge its obligations under any forward sale agreement, if consummated, the forward counterparty may borrow shares of our common stock from the Selling Stockholder or from unrelated stock lenders and the forward counterparty or its affiliates may sell those shares short (i) in privately negotiated transactions, (ii) as block transactions or (ii) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the "Securities Act"), including sales made directly on the Nasdaq Global Select Market or sales made into any other existing trading market of our common stock.
We will not be party to any forward sale agreement and we will not receive any proceeds from the sales of shares of common stock under any forward sale agreement. We have been advised that any forward sale agreement will be physically settled by delivery of shares of our common stock to the forward counterparty or by netting the Selling Stockholder’s obligation to deliver our shares under the forward sale agreement against the forward counterparty’s obligation to return shares fungible with any shares it may have borrowed from the Selling Stockholder.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “SND.” On November 5, 2021, the last reported sale price of our common stock on the Nasdaq Global Select Market was $2.25 per share.
Sales of shares of common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, including sales made directly on the Nasdaq Global Select Market, on any other existing trading market for our common stock, or to or through a market maker. Sales of shares of our common stock may also be made by any method permitted by law, including but not limited to, in privately negotiated transactions. The sales agent will use its commercially reasonable efforts consistent with normal trading and sales practices to solicit offers to purchase shares of our common stock, on mutually agreed terms between the sales agent and us or the Selling Stockholder, as applicable.
The sales agent will receive from us and the Selling Stockholder, as applicable, compensation of three percent (3.0%) of the gross sales price of all shares sold through it under the sales agreement, which may come in the form of a reduction to the amounts received by the Selling Stockholder in settlement of any forward sale agreement. In connection with the sale of shares of common stock on our behalf or the Selling Stockholder, as applicable, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agent may be deemed to be underwriting commissions or discounts.
Under the terms of the sales agreement, we and the Selling Stockholder also may sell shares of our common stock to the sales agent, as principal for its own account, at a price to be agreed upon by the sales agent and us or the Selling Stockholder, as applicable, at the time of sale. If we or the Selling Stockholder sell shares of common stock to the sales agent, as principal, we or the Selling Stockholder, as applicable, will enter into a separate terms agreement with the sales agent, and we will describe such agreement in a separate prospectus supplement or pricing supplement.
Investing in our common stock involves a high degree of risk. Before buying any of these shares you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page S-4 of this prospectus supplement and page 5 of the accompanying prospectus, as well as those described in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and incorporated herein by reference.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
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Jefferies
The date of this prospectus supplement is November 9, 2021
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ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Selling Stockholder are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus.

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TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

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SUMMARY
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering. The second part, which is the accompanying prospectus, gives more general information, some of which may not apply to this offering. If the description of this offering varies between the prospectus supplement and the accompanying prospectus, you should rely on the information contained in, or incorporated by reference into, this prospectus supplement.
This summary may not contain all the information that you should consider before investing in our common stock. Before making an investment decision, you should read the entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the “Risk Factors” section in our most recent Annual Report on Form 10-K and our other filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated herein by reference. Unless the context indicates otherwise, references in this prospectus supplement to “Smart Sand, Inc.,” “Smart Sand,” “we,” “our,” and “us” refer to Smart Sand, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

OVERVIEW

We are a fully integrated frac sand supply and services company, offering complete mine to wellsite proppant supply and logistics solutions to our customers. We produce low-cost, high quality Northern White frac sand, which is a premium proppant used to enhance hydrocarbon recovery rates in the hydraulic fracturing of oil and natural gas wells. We also offer proppant logistics solutions to our customers through our in-basin transloading terminal and our SmartSystemsTM wellsite proppant storage capabilities. We market our products and services, as one operating segment, primarily to oil and natural gas exploration and production companies and oilfield service companies. We sell our sand under a combination of contract and spot sales in the open market, and provide wellsite proppant storage solutions services and equipment under flexible contract terms custom tailored to meet the needs of our customers. We believe that, among other things, the size and favorable geologic characteristics of our sand reserves, the strategic location and logistical advantages of our facilities, our proprietary SmartDepotTM portable wellsite proppant storage silos, SmartPathTM transloader, and the industry experience of our senior management team make us as a highly attractive provider of frac sand and proppant logistics services from the mine to the wellsite.
We incorporated in Delaware in July 2011 and began operations with 1.1 million tons of annual processing capacity in July 2012. After several expansions and an acquisition, our current operational annual processing capacity is approximately 7.1 million tons of frac sand. Our mine and related processing facility near Oakdale, Wisconsin, at which we have approximately 315 million tons of proven recoverable sand reserves as of December 31, 2020, has approximately 5.5 million tons of annual processing capacity. This integrated facility, with on-site rail infrastructure and wet and dry sand processing facilities, has onsite access to the Canadian Pacific Class I rail line and access to the Union Pacific Class I rail line through the Byron, Wisconsin transload facility located nearby. Our mine and processing facility in Utica, Illinois, has approximately 130 million tons of proven and probable sand reserves as of December 31, 2020, and has approximately 1.6 million tons of annual processing capacity. This facility has access to the BNSF Class I rail line through the Peru, Illinois transload facility located nearby. We began operating the Utica, Illinois mine and Peru, Illinois transload facility in October 2020.
We operate a unit train capable transloading terminal in Van Hook, North Dakota to service the Bakken Formation in the Williston Basin. We operate this terminal under a long-term agreement with Canadian Pacific Railway to service the Van Hook terminal directly along with the other key oil and natural gas exploration and production basins of North America. We provide Northern White sand in-basin at this terminal, which allows us to offer more efficient delivery options to customers operating in the Bakken Formation in the Williston Basin.
We also offer to our customers portable wellsite proppant storage and management solutions through our SmartSystems products and services. Our SmartSystems provide our customers with the capability to unload, store and deliver proppant at the wellsite, as well as the ability to rapidly set up, takedown and transport the entire system. This capability creates efficiencies, flexibility, enhanced safety and reliability for customers. Through our SmartSystems wellsite proppant storage solutions, we offer the SmartDepot and SmartDepotXL™ silo systems, SmartPath transloader, and our rapid deployment trailers. Our SmartDepot silos include passive and active dust suppression technology, along with the capability of a gravity-fed operation. Our self-contained SmartPath transloader is a mobile sand transloading system designed to work with bottom dump trailers and features a drive over conveyor, surge bin, and dust collection system, and we believe the system has the ability to keep up with any hydraulic fracturing operation. Our rapid deployment trailers are designed for quick setup, takedown and transportation of the entire SmartSystem, and detach from the wellsite equipment, which allows for removal from the wellsite during operation. We have also developed a proprietary software program, the SmartSystem Tracker™, which allows our SmartSystems customers to monitor silo-specific information, including location, proppant type and proppant inventory.
Our principal executive offices are located at 1725 Hughes Landing Blvd, Suite 800, The Woodlands, Texas 77380, and our telephone number is (281) 231-2660. We maintain a website that contains information about us at www.smartsand.com. The information included on our website is not, and should not be considered, a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer	Smart Sand, Inc., a Delaware corporation.

Common stock offered by us	Shares of common stock having an aggregate offering price of up to $25,000,000

Common stock offered by the Selling Stockholders	Up to 10,920,445 shares of common stock. We have been advised that, in order to hedge its obligations under any forward sale agreement, if consummated, the forward counterparty may borrow shares of our common stock from the Selling Stockholder or from unrelated stock lenders and the forward counterparty or its affiliates may sell those shares short (i) in privately negotiated transactions, (ii) as block transactions or (ii) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq Global Select Market or sales made into any other existing trading market of our common stock.

Manner of the offering	“At-the-market offering” that may be made from time to time through the sales agent, including pursuant to one or more forward transactions. Please read “Plan of Distribution.”

Nasdaq Global Select Market symbol	SND

Use of proceeds
We intend to use the net proceeds from the sale of common stock by us in this offering, after deducting the sales agent’s commission and our offering expenses with respect to such sales, for general corporate purposes, which may include repayment of indebtedness, financing of future acquisitions and capital expenditures and additions to working capital. We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholder, including in connection with any forward sale agreement. See “Use of Proceeds.”

Conflicts of interest	We may use a portion of the net proceeds of this offering to repay a portion of the outstanding amounts owed by us under our ABL Credit Facility, including amounts we owe to Jefferies or its affiliates. In addition, Jefferies or its affiliates may receive the net proceeds of any sale of borrowed shares of our common stock sold pursuant to this prospectus supplement in connection with any forward sale agreement. If Jefferies or its affiliates will receive at least 5% of the net proceeds of the offering in connection with a particular sale under the sales agreement relating to this continuous offering program, a conflict of interest under FINRA Rule 5121 would exist. In such case, the distribution of our common stock will be conducted in accordance with FINRA Rule 5121, and Jefferies will not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. In addition, Rule 5121 requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of the prospectus supplement and exercise the usual standards of due diligence with respect thereto if the shares offered do not have a “bona fide public market,” as defined in Rule 5121(a)(1)(B). In such case, Ladenburg Thalmann & Co. will act as qualified independent underwriter within the meaning of Rule 5121 in connection with that particular sale.

Forward Transactions
We will not be a party to any forward transaction.

We have been advised by the forward counterparty that it intends to establish its initial hedge position in respect of any forward transaction by selling shares of common stock borrowed from the selling shareholder or from unrelated stock lenders. The sale of such shares could have the effect of decreasing, or limiting an increase in, the market price of our common stock.

See “Plan of Distribution” and “Risk Factors—The effect of the borrowing of our common stock pursuant to the forward transaction, including the sales of our common stock by the forward counterparty or its affiliates to establish or modify its hedge positions, may have a negative effect on the market price of our common stock” for more information.

Risk factors
You should carefully read the information contained under the caption “Risk Factors” in this prospectus supplement beginning on page S-4, our most recent Annual Report on Form 10-K and our other filings under the Exchange Act that are incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in shares of our common stock.

RISK FACTORS
Investment in the shares offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, the risks discussed below and the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, before deciding to purchase these shares. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered shares. Please also refer to the section below entitled “Forward-Looking Statements.”
Risks Related to this Offering
Future sales of shares of our common stock may depress the price of our shares.
We cannot predict whether future issuances of shares of our common stock, including shares issued pursuant to this offering, or the availability of shares of our common stock for resale in the open market will decrease the market price of our common stock. Any sales of a substantial number of shares of our common stock in the public market, or the perception that such sales might occur, may cause the market price of our common stock to decline. Upon completion of this offering, the shares of our common stock sold in this offering will be freely tradable without restriction.
The sales of shares of our common stock in this offering, the exercise of any options or the vesting of any restricted stock granted to directors, officers and other employees under our stock incentive plans, the issuance of our common stock in connection with property, portfolio or business acquisitions and other issuances of our common stock (including by means of our currently effective shelf registration statement) could have an adverse effect on the market price of our common stock. In addition, future sales of shares of our common stock may be dilutive to our existing stockholders.
We have been advised that, in order to hedge its obligations under any forward sale agreement, the forward counterparty will borrow shares of our common stock from the selling shareholder or from unrelated stock lenders and the forward counterparty or its affiliates may sell those shares short (i) in privately negotiated transactions, (ii) as block transactions or (ii) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq Global Select Market or sales made into any other existing trading market of our common stock. The sale of such shares could have the effect of decreasing, or limiting an increase in, the market price of our common stock. See “Plan of Distribution.”
From time to time, we may issue shares of our common stock in connection with property, portfolio or business acquisitions. We may grant demand or piggyback registration rights in connection with these issuances. Sales of substantial amounts of our common stock, or the perception that these sales could occur, may adversely affect the prevailing market price of our common stock or may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities.
Future offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities, which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.
In the future, we may increase our capital resources by making additional offerings of debt or preferred equity securities, including senior or subordinated notes and preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

FORWARD-LOOKING STATEMENTS
This prospectus supplement may contain or incorporate by reference information that includes or is based upon “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this prospectus supplement are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth or initiatives, strategies or the expected outcome or impact of pending or threatened litigation are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expect, including, without limitation:
•fluctuations in the demand for frac sand;
•the cyclical nature of our customers’ businesses;
•operating risks that are beyond our control, such as changes in the price and availability of transportation, natural gas or electricity; unusual or unexpected geological formations or pressures; pit wall failures or rock falls: or unanticipated ground, grade or water conditions;
•our dependence on our Oakdale mine and processing facility for a significant portion of our current sales;
•the level of activity in the oil and natural gas industries;
•the development of either effective alternative proppants or new processes to replace hydraulic fracturing;
•increased competition from new or existing sources of frac sand supply, including frac sand mines in locations such as the Permian Basin of West Texas, and elsewhere;
•federal, state and local legislative and regulatory initiatives relating to hydraulic fracturing and the potential for related regulatory action or litigation affecting our customers’ operations, including possible bans on hydraulic fracturing;
•potential negative litigation outcomes;
•our rights and ability to mine our properties and our renewal or receipt of the required permits and approvals from governmental authorities and other third parties;
•our ability to successfully compete in the frac sand market;
•loss of, or reduction in, business from our largest customers;
•increasing costs or a lack of dependability or availability of transportation services and transload network access or infrastructure;
•increases in the prices of, or interruptions in the supply of, natural gas, electricity, or any other energy sources;
•increases in the price of diesel fuel;
•loss of or diminished access to water;
•our ability to successfully complete acquisitions or integrate acquired businesses;
•our ability to fully protect our intellectual property rights;

•our ability to make capital expenditures to maintain, develop and increase our asset base and our ability to obtain needed capital or financing on satisfactory terms;
•restrictions imposed by our indebtedness on our current and future operations;
•border restrictions;
•global pandemics, including the ongoing coronavirus pandemic;
•contractual obligations that require us to deliver minimum amounts of frac sand or purchase minimum amounts of products or services;
•the accuracy of our estimates of mineral reserves and resource deposits;
•a shortage of skilled labor and rising costs in the frac sand mining and manufacturing industries;
•our ability to attract and retain key personnel;
•our ability to maintain satisfactory labor relations;
•our ability to maintain effective quality control systems at our mining, processing and production facilities;
•seasonal and severe weather conditions;
•fluctuations in our sales and results of operations due to seasonality and other factors;
•interruptions or failures in our information technology systems, including cyber-attacks;
•the impact of a terrorist attack or armed conflict;
•extensive and evolving environmental, mining, health and safety, licensing, reclamation and other regulation (and changes in their enforcement or interpretation);
•silica-related health issues and corresponding litigation;
•our ability to acquire, maintain or renew financial assurances related to the reclamation and restoration of mining property; and
•other factors disclosed in the section entitled “Item 1.A. - Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2020, and the section entitled “Item 1.A. - Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 4, 2021, for the quarter ended June 30, 2021, filed with the SEC on August 4, 2021, and for the quarter ended September 30, 2021, filed with the SEC on November 9, 2021.
We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed in “Risk Factors.” All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other filings with the SEC and public communications. You should evaluate all forward-looking statements made in this prospectus supplement in the context of these risks and uncertainties.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this prospectus supplement are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of common stock by us in this offering, after deducting the sales agent’s commission and our offering expenses with respect to such sales, for general corporate purposes, which may include repayment of indebtedness, financing of future acquisitions and capital expenditures and additions to working capital. We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholder, including pursuant to any forward sale agreement.
An affiliate of Jefferies is a lender under our secured asset-based lending credit facility (“ABL Credit Facility”), and, accordingly, may receive a portion of the proceeds of this offering if we use any net proceeds of this offering to repay debt.
As of September 30, 2021, there were no amounts outstanding under the ABL Credit Facility, $1,232 letters of credit and $16,532 was available to be drawn. To the extent that we use a portion of the net proceeds of this offering to repay amounts outstanding from time to time under our ABL Credit Facility or other borrowings from the sales agent or its affiliates, the sales agent or its affiliate will receive their proportionate share of any amount of such borrowings that are repaid with the proceeds of this offering.

SELLING STOCKHOLDER
We and the Selling Stockholder are parties to that certain registration rights agreement, dated as of November 9, 2016, pursuant to which we granted the Selling Stockholder the right to include in this offering certain shares of common stock it owns. We are required to pay all registration expenses, other than underwriting discounts and selling commissions, of the Selling Stockholder in connection with the sale of its shares of common stock hereunder. In addition, we have agreed to indemnify the Selling Stockholder, and the Selling Stockholder has agreed to indemnify us, against specified liabilities, including liabilities under the Securities Act. We granted these registration rights to the Selling Stockholder in connection with our initial public offering of shares of common stock.
The following table sets forth certain information regarding the number of shares of common stock to be sold by the Selling Stockholder in this offering and the Selling Stockholder’s beneficial ownership of our common stock before and after this offering. The Selling Stockholder’s beneficial ownership percentage of our common stock has been calculated based on 45,265,601 shares of common stock outstanding as of November 5, 2021. Beneficial ownership as shown in the table below has been determined in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

	Beneficial Ownership Before the Offering			Beneficial Ownership After the Offering
Selling Stockholder	Number of Shares of Common Stock	Percentage of Outstanding Shares of Common Stock	Number of Shares of Common Stock Offered Hereby	Number of Shares of Common Stock	Percentage of Outstanding Shares of Common Stock

Clearlake Capital Partners II (Master), L.P. (1)	10,920,445	24.13%	10,920,445	—	—
Total	10,920,445	24.13%	10,920,445	—	—

(1)    The shares are held of record by the Selling Stockholder, which is managed by Clearlake Capital Management II, L.P., a Delaware limited partnership (“CCMII”). CCMII’s general partner is Clearlake Capital Group, L.P., whose general partner is CCG Operations, L.L.C., a Delaware limited liability company (“CCG Ops”). CCPII’s general partner is Clearlake Capital Partners II GP, L.P., a Delaware limited partnership (“CCPII GP”). CCPII GP’s general partner is Clearlake Capital Partners, LLC, a Delaware limited liability company (“CCP”). CCP’s managing member is CCG Ops. José E. Feliciano and Behdad Eghbali are managers of CCG Ops and may be deemed to share voting and investment power of the shares held of record by CCPII. The address of Messrs. Feliciano and Eghbali and the entities named in this footnote is c/o Clearlake Capital Group, 233 Wilshire Blvd., Suite 800, Santa Monica, California 90401.
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PLAN OF DISTRIBUTION
Plan of Distribution
We and the Selling Stockholder have entered into a sales agreement with Jefferies, under which we may offer and sell up to $25,000,000 of shares of our common stock from time to time through Jefferies acting as agent. Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Additionally, the Selling Stockholder may from time to time offer and sell up to 10,920,445 shares of common stock through the sales agent, including pursuant to one or more forward transactions as described below.
Each time we wish to issue and sell or the Selling Stockholder wishes to sell shares of our common stock under the sales agreement, we or the Selling Stockholder, as applicable, will notify Jefferies of the number of shares to be sold, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we or the Selling Stockholder, as applicable, have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell shares of our common stock are subject to a number of conditions that we or the Selling Stockholder, as applicable, must meet.
Under the terms of the sales agreement, we and the Selling Stockholder also may sell shares of our common stock to Jefferies, as principal for its own account, at a price to be agreed upon by Jefferies and us or the Selling Stockholder, as applicable, at the time of sale. If we or the Selling Stockholder sell shares of common stock to Jefferies, as principal, we or the Selling Stockholder, as applicable, will enter into a separate terms agreement with Jefferies, and we will describe such agreement in a separate prospectus supplement or pricing supplement. The Selling Stockholder may also sell shares of our common stock pursuant to one or more forward transactions, as described below.
The settlement of sales of shares between us or the Selling Stockholder, on the one hand, and Jefferies, on the other hand, is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of shares of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we or the Selling Stockholder, on the one hand, and Jefferies, on the other hand, may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We and the Selling Stockholder, as applicable, will pay Jefferies a commission of three percent (3.0%) of the aggregate gross proceeds we or the Selling Stockholder, as applicable, receive from each sale of shares of our common stock, which may come in the form of a reduction to the amounts received by the Selling Stockholder in settlement of any forward sale agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for certain fees and disbursements of its counsel in an amount not to exceed $75,000 in connection with entry into the sales agreement, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $500,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
Jefferies will provide written confirmation to us before the open on the Nasdaq Global Select Market on the trading day following each day on which shares of our common stock are sold under the sales agreement. Jefferies will provide written confirmation to the Selling Stockholder after the close on the Nasdaq Global Select Market on the trading day following each day on which shares of our common stock are sold under the sales agreement. Each confirmation will include the number of shares sold by us or the Selling Stockholder, as applicable, on that day, the aggregate gross proceeds of such sales and the proceeds to us or the Selling Stockholder, as applicable.
In connection with the sale of shares of our common stock on our behalf or the Selling Stockholder, as applicable, Jefferies may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We and the Selling Stockholder have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the

Securities Act. We and the Selling Stockholder have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities. In addition, the Selling Stockholder has agreed to indemnify us against specified liabilities, including liabilities under the Securities Act, with respect to certain information provided to us by the Selling Stockholder.
The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. Jefferies, on the one hand, or we or the Selling Stockholder, with respect to sales of shares of our common stock by us or the Selling Stockholder, respectively, may each terminate the sales agreement at any time upon ten days’ prior notice.
This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to a current report on Form 8-K filed under the Exchange Act and incorporated by reference in this prospectus supplement.
This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by Jefferies, and Jefferies may distribute this prospectus supplement and the accompanying prospectus electronically.
Forward Transactions
We have been advised that the Selling Stockholder may enter into one or more forward sale agreements in respect of the sale of up to 10,920,445 shares of our common stock with Jefferies LLC and/or one of its affiliates (which we refer to in such capacity as the forward counterparty). We have been advised that, in order to hedge its obligations under any forward sale agreement, if consummated, the forward counterparty may borrow shares of our common stock from the Selling Stockholder or from unrelated stock lenders and the forward counterparty or its affiliates may sell those shares short (i) in privately negotiated transactions, (ii) as block transactions or (ii) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq Global Select Market or sales made into any other existing trading market of our common stock. We will not be party to any forward sale agreement and we will not receive any proceeds from the sales of shares of common stock under any forward sale agreement. We have been advised that any forward sale agreement will be physically settled by delivery of shares of our common stock to the forward counterparty or by netting Selling Stockholder’s obligation to deliver our shares under the forward sale agreement against the forward counterparty’s obligation to return shares fungible with any shares it may have borrowed from the Selling Stockholder. The Selling Stockholder is required pursuant to the terms of the forward sale agreements to make all filings that are required to be made under applicable laws, and has advised us that, in the case of a forward sale agreement, it intends to make the filings required pursuant to Section 16 of the Exchange Act at such time that the forward price has been established pursuant to the terms of the forward sale agreement.

Other Relationships
An affiliate of Jefferies is a lender under our ABL Credit Facility. Proceeds from any sales of shares of our common stock pursuant to this prospectus supplement may be used to repay amounts outstanding from time to time under our ABL Credit Facility or other borrowings from Jefferies or its affiliates. As a result, Jefferies or its affiliates will receive their proportionate share of any amount of such borrowings that are repaid with the proceeds of this offering. See “Use of Proceeds.”
Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.
Conflicts of Interest

We may use a portion of the net proceeds of this offering to repay a portion of the outstanding amounts owed by us under our ABL Credit Facility, including amounts we owe to Jefferies or its affiliates. In addition, Jefferies or its affiliates may receive the net proceeds of any sale of borrowed shares of our common stock sold pursuant to this prospectus supplement in connection with any forward sale agreement. If Jefferies or its affiliates will receive at least 5% of the net proceeds of the offering in connection with a particular sale under the sales agreement relating to this continuous offering program, a conflict of interest under FINRA Rule 5121 would exist. In such case, the distribution of our common stock will be conducted in accordance with FINRA Rule 5121, and Jefferies will not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. In addition, Rule 5121 requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of the prospectus supplement and exercise the usual standards of due diligence with respect thereto if the shares offered do not have a “bona fide public market,” as defined in Rule 5121(a)(1)(B). In such case, Ladenburg Thalmann & Co. will act as qualified independent underwriter within the meaning of Rule 5121 in connection with that particular sale.

Listing on the Nasdaq Global Select Market
Our shares of common stock are listed on the Nasdaq Global Select Market under the symbol “SND.”

LEGAL MATTERS
Certain legal matters will be passed upon for us by Latham & Watkins LLP, Houston, Texas. Skadden, Arps, Slate, Meagher & Flom LLP will act as counsel and pass on certain legal matters for the sales agent.

EXPERTS
The audited consolidated financial statements of Smart Sand, Inc. appearing in Smart Sand, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020 have been audited by Grant Thornton LLP, independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference. Such consolidated financial statements and Smart Sand, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The information concerning estimates of Smart Sand, Inc.’s proven mineral reserves included in Smart Sand Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 was derived from the report of John T. Boyd Company, independent mining engineers and geologists, and has been incorporated by reference herein on the authority of John T. Boyd Company as experts with respect to the matters covered by such report and in giving such report.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is an important part of this prospectus supplement and the accompanying prospectus. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this prospectus supplement, the accompanying prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus supplement or the accompanying prospectus. We incorporate by reference the following documents we filed with the SEC (excluding those portions that are deemed “furnished” to the SEC pursuant to applicable rules and regulations):
•Our Annual Report on Form 10-K for the year ended December 31, 2020;
•Our Quarterly reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021;
•The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2021;
•Our Current Reports on Form 8-K filed on February 10, 2021, June 4, 2021, June 11, 2021, June 29, 2021, and August 4, 2021; and
•The description of our capital stock contained in our registration statement on Form 8-A filed on October 28, 2016 (File No. 001-37936), including any amendments or reports filed for the purpose of updating this description
All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of any securities made under this prospectus supplement (excluding any portions of such documents that are deemed “furnished” to the SEC pursuant to applicable rules and regulations) will also be considered to be incorporated by reference in this prospectus supplement and will automatically update and supersede the information in this prospectus supplement and any previously filed documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at:
Smart Sand, Inc.
1725 Hughes Landing Blvd, Suite 800
The Woodlands, Texas 77380
(281) 231-2660
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this document.

Shares of Common Stock Having an Aggregate Offering Price of Up to $25,000,000

10,920,445 Shares of Common Stock offered by the Selling Stockholder

PROSPECTUS SUPPLEMENT

Jefferies

November 9, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $200,000,000 and the selling stockholders to be named in a supplement to this prospectus may, from time to time, sell up to 19,294,945 shares of common stock from time to time in one or more offerings as described in this prospectus. Each time that we or the selling stockholders offer and sell securities, we or the selling stockholders will provide a prospectus supplement to this prospectus that will contain specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Smart Sand,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Smart Sand, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our web site address is www.smartsand.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020;

•The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2020;

•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 6, 2020, August 5, 2020 and November 9, 2020, respectively;

•Our Current Reports on Form 8-K filed with the SEC on May 19, 2020, June 4, 2020, September 18, 2020, and October 1, 2020; and

•The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 28, 2016, and any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the

SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at:

Smart Sand, Inc.
1725 Hughes Landing Blvd, Suite 800
The Woodlands, Texas 77380
(281) 231-2660

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are a fully integrated frac sand supply and services company, offering complete mine to wellsite proppant supply and logistics solutions to our customers. We produce low-cost, high quality Northern White frac sand, which is used to enhance hydrocarbon recovery rates in the hydraulic fracturing of oil and natural gas wells. We also offer proppant logistics and wellsite storage solutions through our SmartSystemsTM products. We currently market our products and services primarily to oil and natural gas exploration and production companies and oilfield service companies, sell our sand under a combination of take-or-pay contracts and spot sales in the open market, and provide wellsite proppant storage and management solutions services and equipment under flexible contract terms custom tailored to meet customers’ needs. We believe that, among other things, the size and favorable geologic characteristics of our sand reserves, the strategic location and logistical advantages of our facilities, our proprietary SmartDepotTM portable wellsite proppant storage silos and SmartPathTM transloader, and the industry experience of our senior management team make us a highly attractive provider of frac sand and proppant logistics services from the mine to the wellsite.

We own and operate a frac sand mine and related processing facility near Oakdale, Wisconsin, at which we have approximately 316 million tons of proven recoverable sand reserves as of December 31, 2019. We incorporated in Delaware in July 2011 and began operations with 1.1 million tons of annual nameplate processing capacity in July 2012. After several expansions, our current annual nameplate processing capacity at our Oakdale facility is approximately 5.5 million tons of frac sand. Our integrated Oakdale facility, with on-site rail infrastructure and wet and dry sand processing facilities, has access to two Class I rail lines and enables us to process and cost-effectively deliver products to our customers.

We also recently acquired the oil and gas proppants business segment of Eagle Materials, Inc., which consists of, among other things, two frac sand mines and related processing facilities in Utica, Illinois and New Auburn, Wisconsin, with approximately 3.5 million tons of total combined annual nameplate processing capacity, 1.6 million tons of which has access to the BNSF Class I rail line through the Peru, Illinois transload facility.

We operate a unit train capable transloading terminal in Van Hook, North Dakota to service the Bakken Formation in the Williston Basin. Since operations commenced in April 2018, we have been providing Northern White sand in-basin at this terminal to our contracted and spot sales customers.

We also offer our customers portable wellsite proppant storage and management solutions through our SmartSystems products and services. Our SmartSystems products provide our customers with the capability to unload, store and deliver proppant at the wellsite, as well as the ability to rapidly set up, takedown and transport the entire system. This capability creates efficiencies, flexibility, enhanced safety and reliability for customers. Through our SmartSystems wellsite proppant storage solutions, we offer the SmartDepot and SmartDepotXLTM silo systems, SmartPath transloader, and our rapid deployment trailers. Our SmartDepot silos include passive and active dust suppression technology, along with the capability of a gravity-fed operation. Our self-contained SmartPath transloader is a mobile sand transloading system designed to work with bottom dump trailers and features a drive over conveyor, surge bin, and dust collection system, and we believe the system has the ability to keep up with any hydraulic fracturing operation. Our rapid deployment trailers are designed for quick setup, takedown and transportation of the entire SmartSystem, and detach from the wellsite equipment, which allows for removal from the wellsite during operation. We have also developed a proprietary software program, the SmartSystem TrackerTM, which allows our SmartSystems customers to monitor silo-specific information, including location, proppant type and proppant inventory.

Our principal executive offices are located at 1725 Hughes Landing Blvd, Suite 800, The Woodlands, Texas 77380, and our telephone number is (281) 231-2660.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the accompanying prospectus supplement may contain or incorporate by reference information that includes or is based upon “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this prospectus are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,”' “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth or initiatives, strategies or the expected outcome or impact of pending or threatened litigation are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expect, including:

•fluctuations in the demand for frac sand;
•the cyclical nature of our customers’ businesses;
•operating risks that are beyond our control, such as changes in the price and availability of transportation, natural gas or electricity; unusual or unexpected geological formations or pressures; pit wall failures or rock falls: or unanticipated ground, grade or water conditions;
•our dependence on our Oakdale mine and processing facility for a significant portion of our current sales;
•the level of activity in the oil and natural gas industries;
•the development of either effective alternative proppants or new processes to replace hydraulic fracturing;
•increased competition from new or existing sources of frac sand supply, including frac sand mines in locations such as the Permian Basin of West Texas, and elsewhere;
•federal, state and local legislative and regulatory initiatives relating to hydraulic fracturing and the potential for related regulatory action or litigation affecting our customers’ operations, including possible bans on hydraulic fracturing;
•potential negative outcomes under our current or future litigation;
•our rights and ability to mine our properties and our renewal or receipt of the required permits and approvals from governmental authorities and other third parties;
•our ability to successfully compete in the frac sand market;
•loss of, or reduction in, business from our largest customers;
•increasing costs or a lack of dependability or availability of transportation services and transload network access or infrastructure;
•increases in the prices of, or interruptions in the supply of, natural gas, electricity, or any other energy sources;
•increases in the price of diesel fuel;
•loss of or diminished access to water;
•our ability to successfully complete acquisitions or integrate acquired businesses;
•our ability to fully protect our intellectual property rights;
•our ability to make capital expenditures to maintain, develop and increase our asset base and our ability to obtain needed capital or financing on satisfactory terms;
•restrictions imposed by our indebtedness on our current and future operations;
•border restrictions;
•global pandemics, including the ongoing coronavirus pandemic;
•contractual obligations that require us to deliver minimum amounts of frac sand or purchase minimum amounts of products or services;
•the accuracy of our estimates of mineral reserves and resource deposits;
•a shortage of skilled labor and rising costs in the frac sand mining and manufacturing industries;
•our ability to attract and retain key personnel;
•our ability to maintain satisfactory labor relations;

•our ability to maintain effective quality control systems at our mining, processing and production facilities;
•seasonal and severe weather conditions;
•fluctuations in our sales and results of operations due to seasonality and other factors;
•interruptions or failures in our information technology systems, including cyber-attacks;
•the impact of a terrorist attack or armed conflict;
•extensive and evolving environmental, mining, health and safety, licensing, reclamation and other regulation (and changes in their enforcement or interpretation);
•silica-related health issues and corresponding litigation;
•our ability to acquire, maintain or renew financial assurances related to the reclamation and restoration of mining property; and
•other factors disclosed in the section entitled “Item 1.A. - Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020, and the section entitled “Item 1.A. - Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 9, 2020.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed in “Risk Factors.” All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other filings with the SEC and public communications. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of securities for general corporate purposes, which may include repayment of indebtedness, financing of future acquisitions and capital expenditures and additions to working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement.

We will not receive any of the proceeds from the sale of common stock being offered by any of the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the complete text of our Second Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) and our Second Amended and Restated Bylaws (our “Bylaws”), each of which are incorporated by reference as an exhibit to this registration statement. We encourage you to read our Certificate of Incorporation, our Bylaws and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), Title 8 of the Delaware Code for additional information. See “Where You Can Find More Information; Incorporation by Reference.”

General

Our authorized capital stock consists of 350,000,000 shares of common stock, $0.001 par value per share (“common stock”), and 10,000,000 shares of preferred stock, $0.001 par value per share (“preferred stock”). Our preferred stock is not registered pursuant to Section 12 of the Exchange Act.

As of January 4, 2021, 45,235,456 shares of common stock were issued and 43,617,191 shares of common stock were outstanding. As of that date, no shares of common stock were reserved for issuance upon exercise of options or in connection with other awards outstanding under various employee or director incentive, compensation and option plans.

Common Stock

Dividend Rights

Subject to the rights of any holders of any outstanding shares or series of preferred stock, holders of common stock are entitled to the payment of dividends when and as declared by our board of directors in accordance with applicable law and to receive other distributions.

Voting Rights

Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL.

Liquidation Rights

Subject to the rights of any holders of any outstanding shares or series of preferred stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, our funds and assets, to the extent they may be legally distributed to holders of common stock, shall be distributed among the holders of the then outstanding common stock pro rata in accordance with the number of shares of common stock held by each such holder.

Other Rights and Preferences

All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our redeemable convertible preferred stock that we may designate in the future.

Listing

Our common stock is traded on the NASDAQ Global Select Market under the symbol “SND.”

Registration Rights

In connection with our initial public offering, we entered into a registration rights agreement with certain stockholders, including the selling stockholders in the initial public offering, whereby such stockholders and certain of their respective affiliates and transferees have specified rights, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act all or any portion of the shares of common stock beneficially owned by such stockholders.

Other Stockholder Rights

In connection with our initial public offering, we entered into a stockholders agreement with an affiliate of Clearlake Capital Group, L.P. (“Clearlake”) and Keystone Cranberry, LLC (together with Clearlake, our “Principal Stockholders”), pursuant to which we granted certain rights, including board of directors and committee designation rights and consent rights, including the right to consent to change in control transactions, to our Principal Stockholders.

Preferred Stock

Our Certificate of Incorporation authorizes our board of directors, in accordance with the DGCL and subject to the stockholders agreement, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock. Our board of directors is authorized to determine the terms and rights of each such series of preferred stock, including the number of shares, voting rights, if any, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as our board of directors may deem advisable, all to the fullest extent permitted by the DGCL and the stockholders agreement.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and any applicable prospectus supplements in the certificate of designation relating to each such series. We will incorporate by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to one or more Current Reports on Form 8-K, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

•the title and stated value;

•the number of shares we are offering;

•the liquidation preference per share;

•the purchase price per share;

•the dividend rate per share, dividend period, payment date or dates and method of calculation for dividends;

•whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•the procedures for any auction and remarketing, if any;

•the provisions for a sinking fund, if any;

•the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•any listing of the preferred stock on any securities exchange or market;

•whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion price, or how it will be calculated, and under what circumstances and the mechanism by which it may be adjusted, and the conversion period;

•whether the preferred stock will be exchangeable into debt securities or other securities of ours, and, if applicable, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted, and the exchange period;

•voting rights, if any;

•preemptive rights, if any;

•restrictions on transfer, sale or other assignment, if any;

•whether interests in the preferred stock will be represented by depositary shares;

•a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•any limitations on issuances of any class or series of preferred stock ranking senior to or on parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•any other specific terms, rights, preferences, privileges, qualifications or limitations of, or restrictions on the preferred stock.

If we issue and sell shares of preferred stock pursuant to this prospectus, together with any applicable prospectus supplement or free writing prospectus, the shares will be fully paid and nonassessable.

The laws of the state of Delaware, the state of our incorporation, provide that the holders of preferred stock will have the right to vote separately, as a class, on any proposal involving fundamental changes in the rights of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. Preferred stock could be issued quickly with terms designed to delay, deter or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Anti-Takeover Provisions of Delaware Law, our Certificate of Incorporation, and our Bylaws

Section 203 of the DGCL

Section 203 of the DGCL prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•any merger or consolidation involving the corporation and the interested stockholder;

•any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A corporation may elect not to be subject to Section 203 of the DGCL. We have elected to not be subject to the provisions of Section 203 of the DGCL.

Our Certificate of Incorporation and Bylaws

Provisions of our Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our Certificate of Incorporation and Bylaws:

•establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•provide that our board of directors will be divided into three classes, as nearly equal in number as possible, with staggered three-year terms;

•subject to the stockholders agreement, provide that the size of our board of directors may be changed only by resolution of the board of directors;

•subject to the stockholders agreement, provide that all vacancies, including newly created directorships, shall, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled exclusively by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•provide that, after such time as the Principal Stockholders cease to collectively beneficially own at least 50% of the voting power of the outstanding shares of our stock entitled to vote, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•provide that, after such time as the Principal Stockholders cease to collectively beneficially own at least 50% of the voting power of the outstanding shares of our stock entitled to vote, our stockholders may only amend or repeal our bylaws with the affirmative vote of at least 66 2/3% of the voting power of the outstanding shares of our stock entitled to vote;

•provide that special meetings of our stockholders may only be called by the board of directors (except that a Principal Stockholder may also call special meetings of our stockholders so long as such Principal Stockholder beneficially owns at least 20% of the voting power of the outstanding shares of our stock);

•provide that, after such time as the Principal Stockholders cease to collectively beneficially own at least 50% of the voting power of the outstanding shares of our stock entitled to vote, our stockholders may only amend our certificate of incorporation with the affirmative vote of at least 66 2/3% of the voting power of the outstanding shares of our stock entitled to vote;

•provide that, subject to the rights of the preferred stockholders and the stockholders agreement, if any, any director may be removed only upon the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of our stock entitled to vote; and

•provide that our bylaws can be amended or repealed by the board of directors.

Classified Board

Our Certificate of Incorporation divides our board of directors into three classes, as nearly equal in number as possible, with staggered three-year terms. Subject to our stockholders agreement, under our Certificate of Incorporation and our Bylaws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by the affirmative vote of a majority of our directors then in office, even though less than a quorum of the board of directors.

Corporate Opportunity

Under our Certificate of Incorporation, to the extent permitted by law:

•any of our directors or officers who is also a principal, officer, member, manager and/or employee (a “Covered Person”) of Clearlake or its affiliates will have the right to carry on and conduct, directly or indirectly, business with any business that is competitive or in the same line of business as us, do business with any of our clients, customers, vendors or lessors, or make investments in the kind of property in which we may make investments;

•if Clearlake, its affiliates or a Covered Person acquires knowledge of a potential transaction that could be a corporate opportunity for either (a)(i) the Covered Person in their capacity as an officer, director, employee, managing director or other affiliate of Clearlake or (ii) Clearlake or its affiliates or (b) us, he or she will have no duty to offer such corporate opportunity to us;

•we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and

•we have waived any claim against Clearlake, its affiliates or any Covered Person and shall indemnify, and will pay in advance any expenses incurred in defense of such claims by, Clearlake, its affiliates or a Covered Person against any claim that Clearlake, its affiliates or a Covered Person is liable to us or our stockholders for breach of any fiduciary duty solely by reason of the fact that Clearlake, its affiliates or a Covered Person (x) pursues or acquires any corporate opportunity for his or her own account or the account of any affiliate, (y) directs, recommends, sells, assigns, or otherwise transfers such corporate opportunity to another person or (z) does not communicate information regarding such corporate opportunity to us.

Forum Selection

Our Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•any derivative action or proceeding brought on our behalf;

•any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

•any action asserting a claim against us arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws; or

•any action asserting a claim against us that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our Certificate of Incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this forum selection provision. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee that will be named in the applicable prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to this registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Smart Sand,” “we,” “our” or “us” refer to Smart Sand, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•the title and ranking of the debt securities (including the terms of any subordination provisions);

•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•any limit on the aggregate principal amount of the debt securities;

•the date or dates on which the principal of the securities of the series is payable;

•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•any provisions relating to any security provided for the debt securities;

•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, New York, New York, as depositary (“DTC”), or a nominee of DTC (a “book-entry debt security”), or a certificate issued in definitive registered form (a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Securities” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, DTC, and registered in the name of DTC or a nominee of DTC. See “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•we are the surviving corporation or the successor person (if other than Smart Sand) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•default in the payment of principal of any security of that series at its maturity;

•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Smart Sand and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Smart Sand; and

•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee, and offered indemnity or security satisfactory to the trustee, to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•to cure any ambiguity, defect or inconsistency;

•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•to provide for uncertificated securities in addition to or in place of certificated securities;

•to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•to surrender any of our rights or powers under the indenture;

•to add covenants or events of default for the benefit of the holders of debt securities of any series;

•to comply with the applicable procedures of the applicable depositary;

•to make any change that does not adversely affect the rights of any holder of debt securities;

•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•reduce the principal amount of discount securities payable upon acceleration of maturity;

•waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•make the principal of, premium or interest on any debt security payable in currency other than that stated in the debt security;

•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United

States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•a limited-purpose trust company organized under the New York Banking Law;

•a “banking organization” within the meaning of the New York Banking Law;

•a member of the Federal Reserve System;

•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

As long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed. Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants. Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as Euroclear, either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to form such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING STOCKHOLDERS

This prospectus also relates to the offer and sale from time to time of up to 19,294,945 shares of our common stock by certain of our stockholders identified in the table below, who we refer to in this prospectus as the “selling stockholders,” The selling stockholders identified below may currently hold or acquire at any time shares of common stock in addition to those registered hereby.

On July 19, 2011, Keystone Cranberry, LLC, BAMK Associates, LLC, Andrew Speaker and Frank Porcelli acquired 5,003,925, 384,917, 1,154,752 and 1,154,752 shares of our common stock as founding shareholders of the Company, respectively.

On September 13, 2011, the Company entered into a financing agreement with Clearlake Capital Partners II (Master), L.P. As part of this agreement, Clearlake Capital Partners II (Master), L.P. was issued 14,300,000 shares of common stock for no cash consideration.

Contemporaneous with the initial investment by Clearlake Capital Partners II (Master), L.P. on September 13, 2011, the Company issued warrants to purchase a combined 3,999,998 shares of common stock at a purchase price of $0.0045 per share to Keystone Cranberry, LLC, BAMK Associates, LLC, Andrew Speaker and Frank Porcelli. The warrants were scheduled to expire eight years after issuance and were exercisable upon the achievement of certain triggering events, as defined in the warrant agreements. In connection with our initial public offering a triggering event was achieved and on December 2, 2016 all warrants were fully exercised.

On June 30, 2012, Clearlake Capital Partners II (Master), L.P. sold 29,792 shares of common stock to Blaine Trust U/A/D dated January 26, 2001 (the “Blaine Trust”).

In connection with our initial public offering, we entered into a registration rights agreement with certain stockholders, including the selling stockholders in the initial public offering, whereby such stockholders and certain of their respective affiliates and transferees have specified rights, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act all or any portion of the shares of common stock beneficially owned by such stockholders. We are registering the shares of common stock described in this prospectus pursuant to the registration rights agreement.

Information concerning the selling stockholders may change from time to time, including by the addition of new selling stockholders, and, if necessary, we will amend or supplement this prospectus accordingly. To our knowledge, none of the selling stockholders, other than Clearlake Capital Partners II (Master), L.P., Keystone Cranberry, LLC, BAMK Associates, LLC and Andrew Speaker, currently have, or within the past three years had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than such stockholder’s ownership of shares of our common stock.

We have prepared the paragraphs immediately following this paragraph, the table that follows and the related notes based on information supplied to us by the selling stockholders on or prior to January 4, 2021. We have not sought to verify such information. Additionally, the selling stockholders may have sold or transferred some or all of the shares of common stock listed below in exempt or non-exempt transactions since the date on which the information was provided to us. Other information about the selling stockholders may change over time.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock of the Company held by the selling stockholders. The first column lists the number of shares of common stock of the Company held by the selling stockholders, based on their respective ownership of common stock, as of January 4, 2021.

Each of the selling stockholders, and their respective partners, pledgees, donees, transferees or other successors (each also a selling stockholder for purposes of this prospectus) that may receive shares registered hereunder from the selling stockholders and corresponding registration rights in accordance with the registration rights agreement, may sell up to all of the shares of common stock shown in the table below under the heading “Shares Being Offered Hereby” pursuant to this prospectus in one or more transactions from time to time as described below under “Plan of Distribution.” However, the selling stockholders are not obligated to sell any of the shares of common stock offered by this prospectus.

				Percentage of Shares Beneficially Owned
Selling Stockholders	Shares Beneficially Owned Prior to Offering	Shares Being Offered Hereby	Shares Beneficially Owned After Offering (2)	Before Offering (1)	After Offering (2)
Clearlake Capital Partners II (Master), L.P. (3)	10,920,445	10,920,445	—	25.04%	—%
Keystone Cranberry, LLC (4)	5,842,700	5,842,700	—	13.40%	—%
BAMK Associates, LLC (5)	448,738	448,738	—	1.03%	—%
Andrew Speaker	1,091,484	1,091,484	—	2.50%	—%
Frank Porcelli	969,008	969,008	—	2.22%	—%
Blaine Trust (6)	22,570	22,570	—	0.05%	—%
___________________________________________

(1)Based on 43,617,191 shares outstanding as of January 4, 2021.
(2)Represents the amounts of shares that will be held by the selling stockholder after completion of this offering based on the assumptions that: (a) all shares registered for sale by the registration statement of which this prospectus is a part will be sold by or on behalf of the selling stockholder; and (b) no other shares of our common stock will be acquired prior to completion of this offering by the selling stockholder. The selling stockholders may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our common stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration requirements of the Securities Act, including under Rule 144 promulgated thereunder or any successor rule. To our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering or otherwise.
(3)The shares are held of record by Clearlake Capital Partners II (Master), L.P., a Delaware limited partnership (“CCPII” or “Clearlake”). CCPII is managed by Clearlake Capital Management II, L.P., a Delaware limited partnership (“CCMII”). CCMII’s general partner is Clearlake Capital Group, L.P., whose general partner is CCG Operations, L.L.C., a Delaware limited liability company (“CCG Ops”). CCPII’s general partner is Clearlake Capital Partners II GP, L.P., a Delaware limited partnership (“CCPII GP”). CCPII GP’s general partner is Clearlake Capital Partners, LLC, a Delaware limited liability company (“CCP”). CCP’s managing member is CCG Ops. José E. Feliciano and Behdad Eghbali are managers of CCG Ops and may be deemed to share voting and investment power of the shares held of record by CCPII. The address of Messrs. Feliciano and Eghbali and the entities named in this footnote is c/o Clearlake Capital Group, 233 Wilshire Blvd., Suite 800, Santa Monica, California 90401.
(4)Represents shares held of record by Keystone Cranberry, LLC, a Pennsylvania limited liability company (“Keystone”). Charles E. Young, the Company’s Chief Executive Officer, owns approximately 67% of the membership interests in Keystone, is the sole managing member and has sole voting and investment power over the shares held by Keystone.
(5)Represents shares held of record by BAMK Associates, LLC, a Pennsylvania limited liability company. Robert Kiszka, the Company’s Executive Vice President of Operations, is the sole member of and has sole voting and investment power over the shares held by BAMK Associates, LLC.
(6)All shares are held by the Blaine Trust U/A/D dated January 26, 2001 (the “Blaine Trust”). Given the revocable nature of the Blaine Trust, F. Philip Handy, as settlor and trustee, is deemed to have voting and investment power over the shares held by the Blaine Trust.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•at a fixed price or prices, which may be changed;

•at market prices prevailing at the time of sale;

•at prices related to such prevailing market prices; or

•at negotiated prices.

Each time that we or any of the selling stockholders sell securities covered by this prospectus, we or the selling stockholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us or the selling stockholders, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Global Select Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Latham & Watkins LLP, Houston, Texas, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Smart Sand, Inc. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The information concerning estimates of Smart Sand, Inc.’s proven mineral reserves included in Smart Sand Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 was derived from the report of John T. Boyd Company, independent mining engineers and geologists, and has been incorporated by reference herein on the authority of John T. Boyd Company as experts with respect to the matters covered by such report and in giving such report.